UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 13, 2007

Commission File Number: 333-135946

HEMIS CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA
(state or other jurisdiction of incorporation or organization)

     Bettlistrasse 35
8600 Dübendorf, Switzerland
(Address of principal executive offices)

011 41 (43) 355 0228
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Wolfe Creek and Covenant Properties Option Agreement

On March 13, 2007 Hemis Corporation (“Hemis”) entered into an option agreement with Stacs GmbH (“Stacs”) whereby Stacs has agreed to grant Hemis the exclusive option to acquire the 100% interest in the exploration licenses and mineral claims comprising the Wolfe Creek and Covenant properties located in British Columbia, Canada (the “Property”) subject to a 3% royalty.

The material terms of the agreement are as follows:

The Property

The Wolfe Creek claims consists of two placer claims; claim 524570 covering 80 acres; and claim 545941 covering 40 acres, and a mineral claim 548020 covering 370 acres. These claims are located 3km north of the town of Sooke, which is 20 minutes west of Victoria, directly adjacent to Leechtown in British Columbia, Canada. The claims cover 800 meters of available creek frontage and continuous dry creek channel per side.

The Covenant claim consist of placer claim 534244 covering 158.56 acres. The claim binds both sides of a heavily pronounced bend on the Jordan River, 28km west of Sooke.

Option Conditions

Stacs grants to Hemis the sole and exclusive right and option to acquire from Stacs an undivided 100% percent right, title and interest in and to the mineral claims, exploration licenses, concessions or rights to the Property.

To exercise the option, Hemis must incur an aggregate of $1,000,000 in exploration expenses on the Property from March 13, 2007 until March 13, 2010.

Once Hemis has fulfilled this condition, Hemis will have exercised the option and have acquired an undivided 100% right, title and interest to the Property.

Royalty

Hemis agrees to pay Stacs, a royalty equal to 3% of the proceeds from the sale or other disposition of all placer gold derived from the ore mined from the Property. If minerals other than placer gold are mined and sold from the Property, the 3% royalty shall likewise apply to such minerals. The royalty shall be payable within thirty business days after the sale proceeds are received from any purchaser of placer gold or other minerals mined from the Property.

Termination of Option

Hemis may terminate the agreement and the option at any time by giving not less than thirty days written notice to Stacs.

Assignment of Interest

Either party may at any time assign or transfer any or all of its interest in the agreement, provided that the assignee agrees to be bound by the terms of the agreement.

Item 1.01 Entry into a Material Definitive Agreement

Consulting Agreement with Dr. Fuat Cirit, sole owner of Stacs GmbH

On March 13, 2007, Hemis Corporation (“Hemis”) entered into a consulting agreement (the “Agreement”) with Dr. Fuat Cirit pursuant to which Dr. Cirit has agreed to provide consulting services to Hemis on the following terms:

Consulting Services

The Consulting Services will include:

• Overseeing and conducting exploration activities on the Wolfe Creek and Covenant properties (the “Property”) as defined in the Option Agreement between Hemis Corporation and Stacs GmbH signed on March 13, 2007 and described above;

• Advising the Company on future strategies regarding the Property;

• Developing a plan of exploration for the Property; and

• Ensuring that all government licenses and permits are paid and maintained in respect of the Property.

Remuneration and Term

Hemis will pay Dr. Cirit a one off payment of 3,000,000 common shares in the capital stock of Hemis with a deemed price of the market value of the stock as quoted on the OTC Bulletin Board as of the date of issuance of the stock

The term of the agreement is from March 13, 2007 to March 13, 2009.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2007		HEMIS CORPORATION
(Registrant)

	By:	/s/ Norman Meier
President and Chief Executive Officer